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February 25, 1999


Capital Z Financial Services Fund II, L.P.
One Chase Manhattan Plaza, 44th Floor
New York, New York 10055
Attention: Paul H. Warren

Ladies and Gentleman:

                In connection with the purchase by Capital Z Financial Services Fund II, L.P. (together with any participating affiliates thereof, ("CapZ") of
                                                                     ----
1,750,000 shares of Common Stock, par value $.01 per share (the "Common Stock"),
                                                                 ------------
of United Payors & and United Providers, Inc., a Delaware corporation ("UP&UP"),
                                                                        -----
on the date hereof pursuant to the terms of that certain Securities Purchase Agreement, dated as of February 25, 1999 (the "Securities Purchase Agreement"),
                                               -----------------------------
among CapZ, as the purchaser, and the undersigned as the seller (the "Seller"),
                                                                      ------
the undersigned agrees as set forth below. Any capitalized term used but not defined in this agreement (this "Agreement") shall have the meaning assigned to
                                 ---------
such term in the Securities Purchase Agreement.


                1. Grant of Option. In partial consideration of CapZ's purchase
                   ---------------
of 1,750,000 shares of Common Stock, the undersigned herby grants to CapZ an irrevocable option (the "Blair Option") to purchase from the undersigned
                         ------------
2,250,000 shares of the Common Stock (as such number of shares may be adjusted pursuant to Section 5 of this Agreement, the "Blair Option Shares"), at a per
                                              -------------------
share exercise price of $27.60 (as such exercise price may be adjusted pursuant to Section 5 of this Agreement, the "Exercise Price"), subject to the credits
                                     --------------
thereagainst pursuant to Section 3. The Blair Option shall be execisable in whole or in part at any time and from time to time during the period commencing on the date hereof and ending at 5:00 p.m., New York City time, on
[February]       , 2003 (the "Exercise Period").
          -------             ---------------

                2. Exercise of Option. CapZ may exercise the Blair Option by
                   ------------------
providing the undersigned with written notice of its election to do so (an "Exercise Notice") at any time and from time to time during the Exercise
 ---------------
Period. The closing (the "Closing") of any purchase and sale of Blair Option
                          -------
Shares shall take place at the executive

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offices of UP&UP on the fifth business day following the date on which CapZ delivers the related Exercise Notice to the undersigned (or at such other place and time as may be agreed to by CapZ and the undersigned). At the Closing, (i) the undersigned shall deliver (or cause to be delivered) to CapZ (x) certificates representing the applicable number of Blair Option Shares, together with duly executed stock powers, and (y) a certificate to the effect that the undersigned is the beneficial and record owner of the applicable Blair Option Shares and possesses all requisite power and authority to sell the applicable Blair Option Shares to CapZ and that such Blair Option Shares are being sold to CapZ free and clear of all Liens (other than those set forth in the Stockholders Agreement) and (ii) CapZ shall deliver (or cause to be delivered) to the undersigned (x) the aggregate Exercise Price for the applicable Blair Option Shares by wire transfer of immediately available funds and (y) a certificate to the effect that CapZ possesses all requisite partnership power and authority to purchase the applicable Blair Option Shares, that CapZ is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that CapZ is purchasing such Blair
                       --------------
Option Shares for investment purposes and not with a view to distributing such Blair Option Shares in violation of the Securities Act.

                3. Option Prepayment: Other Credits. In consideration for
                   --------------------------------
granting the Option, upon execution of this Agreement, CapZ shall pay to the undersigned $6.00 per Option Share (as such per share amount may hereafter be adjusted pursuant to Section 5 of this Agreement, the "Option Share Prepayment
                                                       -----------------------
Amount"). The Option Share Prepayment Amount shall constitute a non-refundable,
------
partial prepayment of the Exercise Price of each Option Share. At the time or times at which CapZ exercises the Blair Option, there also shall be credited against the Exercise Price with respect to each of the Blair Option Shares then being purchased by CapZ (without duplication) an amount equal to the aggregate amount of dividends and other distributions of cash and property made in respect of a share of Common Stock after the date hereof and on or prior to the applicable date of exercise (other than dividends of additional shares of Common Stock) in excess of $4.00 per share (which amount shall be adjusted in proportion to any adjustments to the Exercise Price pursuant to Section 5 of this Agreement).

                4. Ownership of Shares. At all times during the Exercise Period,
                   -------------------
the undersigned shall own, free and clear

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of all Liens (other than those set forth herein or in the Stockholders
Agreement), at least that number of shares of Common Stock equal to the number of Blair Option Shares for which the Blair Option is then exercisable.

                5. Antidilution Adjustments. In the event that by reason of
                   ------------------------
merger, consolidation, business combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company (a "Reorganization"), the Common Stock is substituted, combined or
                --------------
changed into any cash, property or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to the Blair Option and the Exercise Price (and any credits thereagainst pursuant to Section 3 of this Agreement) shall be adjusted to give appropriate effect to such Reorganization.

                6. Rights Under Trust Stock Purchase Agreement. In furtherance,
                   -------------------------------------------
but not in limitation, of the undersigned's obligations pursuant to Section 4 of this Agreement, the undersigned agrees that promptly after the occurrence of a Certain Event (as defined in the Trust Stock Purchase Agreement), the undersigned shall assign to CapZ or its designees the undersigned's right under the Trust Stock Purchase Agreement to purchase the lesser of (i) 2,250,000 shares of Common Stock and (ii) the number of Blair Option Shares for which the Blair Option has not been then exercised (in each case as such number of shares of Common Stock may be adjusted pursuant to Section 5 of this Agreement). For purposes of the Stockholders Agreement, an assignment by the undersigned to any Person of all or any portion of the undersigned's right to purchase Trust Shares shall be deemed a "Transfer" of shares of Common Stock subject to the provisions of the Stockholders Agreement.

                7. Representation and Warranties. The undersigned represents and
                   -----------------------------
warrants to CapZ that the undersigned has the requisite power and authority to execute and deliver this Agreement, to comply with its terms and to consummate the transactions contemplated hereby, and that this agreement is a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights



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generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, the undersigned represents and warrants to CapZ that the representations and warranties of the undersigned set forth in the Securities Purchase Agreement are true and complete in all material respects as of the date hereof. Furthermore, the undersigned represents and warrants to CapZ that until the expiration of the Exercise Period, the undersigned will not take any action which would cause the number of Trust Shares to at any time be reduced below the number of Blair Option Shares for which the Blair Option may then be exercised.

                8.  Assignment. The Blair Option may be assigned or transferred
                    ----------
in whole or in part at any time and from time to time without restriction, and the undersigned agrees to execute such documentation as CapZ or any subsequent transferor may reasonable require in connection with any such assignment or transfer. The undersigned hereby assigns to CapZ, subject to the terms and conditions of the Seller Registration Rights Agreement, all of his rights and obligations under the Seller Registration Rights Agreement, it being understood that the exercise by CapZ or any direct or indirect transferee of CapZ of the rights under the Seller Registration Rights Agreement shall be conditioned upon the prior acquisition in accordance with the terms of this Agreement of, and applicable only with respect to, such Blair Option Shares. A transferee of all or any portion of the Seller Registration Rights Agreement shall become a party to the Seller Registration Rights Agreement in accordance with the terms thereof and thereupon become entitled to all benefits and subject to obligations of CapZ or such subsequent transferor thereunder with respect to that number of Blair Option Shares transferred to such transferee.

                9.  Amendments. This Agreement may not be amended or
                    ----------
supplemented, except by the written consent of the parties hereto.

                10. Counterparts. This Agreement may be executed in
                    ------------
counterparts, by facsimile, each of which shall be deemed to be an original but which together shall be deemed to be one and the same instrument.

                11. Specific Performance. The parties hereto agree that
                    --------------------
irreparable damage would occur if any of the

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provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is therefore agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

                12.  No Third Party Beneficiaries. Except as otherwise provided
                     ----------------------------
herein, this Agreement shall not confer any rights or remedies upon any person or entity not a party to this Agreement.

                13.  Governing Law. This agreement shall be governed by and
                     -------------
construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles thereof.

                                        Very truly yours,


                                        By:
                                           -----------------------------------
                                           Thomas L. Blair


Accepted and agreed to as of the date
first written above:

CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

By:     Capital Z Partners, L.P.,
        its general partner

        By:     Capital Z Partners, Ltd.,
                its general partner



                By:
                   -------------------------
                Name:
                Title:


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